UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2020

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Definitive Agreement.

On January 22, 2020, Bionik Laboratories Corp. (the “Company”), entered into a Distribution Agreement (the “Agreement”) with Curexo Inc. (“Curexo”), dated as of January 13, 2020. The Agreement replaces in its entirely and supersedes the Distribution Agreement between the Company and Curexo dated as of March 6, 2018 (the “2018 Agreement”), which is terminated.

Pursuant to the Agreement, Curexo will act as the exclusive distributor of the Company’s InMotion robotic systems in South Korea. There are no minimum purchase requirements of Curexo under the Agreement. The Company agreed to supply Curexo with three units of the InMotion Arm product at its own cost.

The term of the Agreement is for three years, and shall be automatically extended for successive one year terms, unless earlier terminated in accordance with the terms of the Agreement.

Curexo shall indemnify the Company for any and all claims and damages for injury to or death of any person and for damage to or loss of property, arising out of or attributed to its conduct, operations or performance as distributor under the Agreement.

As a result of the Agreement and the termination of the 2018 Agreement, the Company will no longer act as the exclusive distributor of Curexo’s Morning Walk lower body rehabilitation technology (the “Morning Walk”) in the United States, and the Company has no further obligations to Curexo with respect to the Morning Walk.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information under Item 1.01 of this Current Report on Form 8-K regarding the termination of the 2018 Agreement and the Morning Walk distributor relationship is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on January 28, 2020. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 19, 2019.

Proposal 1: Election of the eight nominees listed below to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold Authority
Andre Auberton-Herve	2,712,930	66,348
Eric Dusseux	2,713,482	65,796
Remi Gaston-Dreyfus	2,714,717	64,561
P. Gerald Malone	2,712,930	66,348
Joseph Martin	2,712,930	66,348
Charles Matine	2,712,930	66,348
Audrey Thevenon	2,714,717	64,561
Michal Prywata	2,752,656	26,622

Proposal 2: To ratify MNP, LLP as the Company’s independent public accountants for the year ending March 31, 2020.

For	Against	Abstain
2,817,249	22,596	3,181

Item 8.01	Other Events.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Company no longer acting as the exclusive distributor of the Morning Walk is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Distribution Agreement*

__________

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2020

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer